UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2010

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Charif Souki’s U.K. Letter Agreement Amendment.  On June 30, 2009, the independent directors of the Board of Directors (“Independent Directors”) of Cheniere Energy, Inc. (the “Company”) approved a U.K. Assignment Letter entered into among the Company, Cheniere Supply & Marketing, Inc. (“Cheniere Supply & Marketing”), a wholly-owned subsidiary of the Company, and Charif Souki, Chairman, Chief Executive Officer and President of the Company, effective as of July 1, 2009 (the “Letter Agreement”), which allows Mr. Souki to spend a significant amount of his time traveling internationally and working from the Company’s London office.  The Letter Agreement was previously filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 2, 2009.  The Letter Agreement may be extended by the Compensation Committee of the Board of Directors of the Company (“Compensation Committee”), the Independent Directors or the full Board if recommended by either the Compensation Committee or the Independent Directors for additional twelve-month periods not to exceed a total of three years.  On April 21, 2010, the Compensation Committee approved an amendment to the Letter Agreement, effective as of April 1, 2010 (the “Letter Agreement Amendment”).  The Letter Agreement Amendment extends the term of Mr. Souki’s assignment for an additional twelve-month period to July 1, 2011.  In addition, the Letter Agreement Amendment also provides that the amount of Mr. Souki’s annual base salary allocated to his assignment in the U.K. for 2010 is anticipated to be $220,300 as a result of his 2010 base salary adjustment and increases the amount of his annual allowance to $200,000.  The annual allowance is intended to cover the cost of Mr. Souki’s temporary living arrangements in the U.K.  The allowance will be paid in quarterly installments in the month preceding each quarter and will not be included in his base salary for purposes of determining annual bonus awards or change of control payments.  All other terms of Mr. Souki’s Letter Agreement remain unchanged.  The foregoing description of the Letter Agreement Amendment is qualified in its entirety by the actual letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Jean Abiteboul’s U.K. Secondment Arrangement.  On April 21, 2010, the Compensation Committee approved an amendment to Jean Abiteboul’s Contract of Employment dated February 20, 2006, as amended (“Contract of Employment”) to provide for a secondment arrangement with Cheniere Supply & Marketing and Jean Abiteboul, effective as of April 30, 2010 (“Amendment to Contract of Employment”).  Mr. Abiteboul’s Contract of Employment was previously filed as Exhibit 10.94 to the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2009.  The Amendment to Contract of Employment provides that Mr. Abiteboul will be seconded by the Company to the Company’s London office, which serves as the head office of the English branch of Cheniere Supply & Marketing, for the purposes of developing the commercial strategy and sourcing LNG supply for the Company.  Mr. Abiteboul’s secondment will not exceed a total of twenty-four months and any extension of his secondment in excess of twenty-four months is subject to Compensation Committee or full Board approval and a separate amendment to his Contract of Employment.  During his secondment, Mr. Abiteboul will continue to report to Mr. Charif Souki, Chairman, Chief Executive Officer and President of the Company.  Pursuant to his Contract of Employment, Mr. Abiteboul has been entitled to an expatriation indemnity as a portion of his annual salary as a result of his travel outside of France.  Effective April 30, 2010, Mr. Abiteboul will no longer receive the expatriate indemnity.  Mr. Abiteboul’s annual base salary of 233,725 euros will be paid by Cheniere Supply & Marketing in a sum equivalent to the monthly

Euro value in British Pounds Sterling on a monthly basis and the Company will take all necessary steps to ensure Mr. Abiteboul will remain covered by the French State basic pension and complementary pension regimes, subject to the necessary contributions.  In addition, Cheniere Supply & Marketing will also make direct payment to a landlord in an amount not to exceed the Euro equivalent of a maximum of £200,000 per year (the “Housing Allowance”) to cover the lease payments related to Mr. Abiteboul’s temporary housing in the U.K.  Mr. Abiteboul will also receive the British Pounds Sterling equivalent of £200,000 minus the Euro equivalent of the Housing Allowance per year (“Tax Equalization”) as the Company’s contribution to a tax equalization payment for a portion of the taxes he will incur as a result of the secondment.  The total of the Housing Allowance plus the Tax Equalization payment may not exceed £200,000 per year.  These payments will not be included in Mr. Abiteboul’s base salary for purposes of determining annual bonus awards, contributions to employee retirement plans or potential change of control payments.  The Company has also agreed to pay reasonable installation costs related to the commencement of Mr. Abiteboul’s secondment.  Mr. Abiteboul is responsible for the payment of his individual tax liabilities and for filing all necessary tax returns; provided, however, that the Company has agreed to pay for reasonable fees related to Mr. Abiteboul’s individual tax planning and preparation of his tax declaration.  Mr. Abiteboul’s secondment may be terminated by the Company or by Mr. Abiteboul with a notice period of two months.  If Mr. Abiteboul’s secondment is terminated by the Company prior to the end of the maximum twenty-four month period, the Company will repatriate Mr. Abiteboul and be responsible for the costs of such repatriation.  If Mr. Abiteboul resigns from the Company prior to the end of his secondment, the Company will not be responsible for the costs of his repatriation.  All other terms of Mr. Abiteboul’s Contract of Employment remain unchanged and he will return to his previous role pursuant to his Contract of Employment at the end of his secondment.  The foregoing description of the Amendment to Contract of Employment is qualified in its entirety by the actual agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits (filed herewith)

Exhibit Number	Description
10.1	Charif Souki’s Letter Agreement Amendment effective April 1, 2010
10.2	Jean Abiteboul’s secondment arrangement effective April 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY INC.
/s/ Meg A. Gentle
Meg A. Gentle Senior Vice President and Chief Financial Officer

Date: April 27, 2010

EXHIBIT INDEX

Exhibit Number	Description
10.1	Charif Souki’s Letter Agreement Amendment effective April 1, 2010
10.2	Jean Abiteboul’s secondment arrangement effective April 30, 2010
_______
*Filed Herewith